Assured Guaranty Ltd. Reports Results for Third Quarter 2020

GAAP Highlights
•Net income attributable to Assured Guaranty Ltd. was $86 million, or $1.02 per share,(1) for third quarter 2020.
•Shareholders’ equity attributable to Assured Guaranty Ltd. per share reached a new record of $79.63 as of September 30, 2020.

Non-GAAP Highlights
•Adjusted operating income(2) was $48 million, or $0.58 per share, for third quarter 2020.
•Adjusted operating shareholders’ equity(2) per share and adjusted book value (ABV)(2) per share reached new records of $73.80 and $108.02, respectively, as of September 30, 2020.

Total Capital Returned to Shareholders
•Capital returned to shareholders was $56 million, including share repurchases of $40 million, or 1.86 million shares, in third quarter 2020.

Insurance Segment(3)
•Adjusted operating income was $81 million for third quarter 2020.
•Gross written premiums (GWP) were $121 million for third quarter 2020.
•Present value of new business production (PVP)(4) was $117 million for third quarter 2020.

Asset Management Segment(3)
•Adjusted operating loss was $12 million for third quarter 2020.

Hamilton, Bermuda, November 5, 2020 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended September 30, 2020 (third quarter 2020).

“Assured Guaranty achieved the best direct new business production in more than a decade for both the third quarter and the first nine months of 2020, with PVP of $117 million and $264 million, respectively,” said Dominic Frederico, President and CEO. “Our insured par sold in the primary U.S. public finance market totaled $7.5 billion(5) during the third quarter, essentially double the amount we insured during last year’s third quarter, and we continued to lead the municipal bond insurance industry, with a 64% share of the highest quarterly insured new issue par volume since mid-2009. We also continued to execute our capital management and share repurchase strategy in the third quarter.”

(1)    All per share information for net income and adjusted operating income is based on diluted shares.
(2)    Adjusted operating income, adjusted operating shareholders' equity and adjusted book value were formerly known as "Non-GAAP operating income", "Non-GAAP operating shareholders' equity" and "Non-GAAP adjusted book value", respectively. Please see “Explanation of Non-GAAP Financial Measures.”
(3)    Beginning in the fourth quarter of 2019, with the acquisition of BlueMountain Capital Management, LLC, now known as Assured Investment Management LLC, and expansion into the asset management business, the Company now operates in two distinct operating segments: Insurance and Asset Management. The Company also has a Corporate division; please see "Summary Financial Results" table below. Adjusted operating income is the Company's segment measure.
(4)    Please see “Explanation of Non-GAAP Financial Measures.”
(5) Amounts are those reported by Thomson Reuters, adjusted for Corporate-CUSIP transactions that Assured Guaranty insured and classifies as public finance business.

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended
	September 30,
	2020	2019

GAAP Highlights
Net income (loss) attributable to AGL	$86	$69
Net income (loss) attributable to AGL per diluted share	1.02	0.70
Weighted average diluted shares	83.8	98.9

Non-GAAP Highlights
Adjusted operating income (loss)
Insurance(1)	$81	$107
Asset Management(1)	(12)	—
Corporate	(18)	(28)
Other	(3)	(2)
Adjusted operating income (loss)(2)	$48	$77
Adjusted operating income per diluted share(2)	$0.58	$0.79

	As of
	September 30, 2020		December 31, 2019
	Amount	Per Share	Amount	Per Share

Shareholders' equity attributable to AGL	$6,549	$79.63	$6,639	$71.18
Adjusted operating shareholders' equity (2)	6,070	73.80	6,246	66.96
ABV (2)	8,885	108.02	9,047	96.99

Common Shares Outstanding	82.2		93.3
________________________________________________
(1)    Adjusted operating income (loss) represents the Company's segment measure.
(2)    Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

Shareholders' equity attributable to AGL and adjusted operating shareholders' equity decreased in the nine-month period ended September 30, 2020 primarily due to share repurchases (see "Common Share Repurchases" on page 11) and dividends, partially offset by income earned in the nine months ended September 30, 2020. ABV also decreased primarily due to share repurchases and dividends, partially offset by net premiums written.

As of September 30, 2020, on a per share basis, shareholders' equity attributable to AGL, adjusted operating shareholders' equity and ABV all reached new records.

Insurance Segment

The Insurance segment primarily consists of the Company's insurance subsidiaries that provide credit protection products to the United States (U.S.) and international public finance (including infrastructure) and structured finance markets. The Insurance segment also includes the income (loss) from its proportionate equity investments in funds managed by Assured Investment Management LLC (AssuredIM funds). The Insurance segment is presented without giving effect to the consolidation of variable interest entities (VIEs).

Insurance Results
(in millions)

	Quarter Ended
	September 30,
	2020	2019
Revenues
Net earned premiums and credit derivative revenues	$113	$129
Net investment income	75	89
Other income (loss)	1	4
Total revenues	189	222

Expenses
Loss expense	76	37
Amortization of deferred acquisition costs (DAC)	4	3
Employee compensation and benefit expenses	35	34
Other operating expenses	19	23
Total expenses	134	97
Equity in net earnings of investees	20	1
Adjusted operating income (loss) before income taxes	75	126
Provision (benefit) for income taxes	(6)	19
Adjusted operating income (loss)	$81	$107

Insurance adjusted operating income for third quarter 2020 was $81 million, compared with adjusted operating income of $107 million for the three-month period ended September 30, 2019 (third quarter 2019). The decrease was mainly due to the following:

•Loss expense was $76 million in third quarter 2020, compared with $37 million in third quarter 2019. Loss expense in third quarter 2020 was primarily attributable to certain Puerto Rico exposures. Loss expense in third quarter 2019 mainly consisted of loss development on Puerto Rico exposures, partially offset by a benefit in U.S. residential mortgage-backed securities (RMBS) transactions.

•Net earned premiums and credit derivative revenues were $113 million in third quarter 2020, compared with $129 million in third quarter 2019. The decrease was primarily due to lower net earned premiums from refundings and terminations, offset in part by an increase in scheduled earned premiums due to higher levels of premiums written in recent periods. Total accelerations were $18 million in third quarter 2020, compared with $38 million in third quarter 2019.

•Net investment income was $75 million in third quarter 2020, compared with $89 million in third quarter 2019. Net investment income does not include fair value gains on alternative investments of $20 million for third quarter 2020 and $1 million for third quarter 2019, which are reported separately and discussed below.

The decrease in net investment income was primarily due to: (1) lower average balances in the externally managed fixed-maturity investment portfolio, which declined due to dividends paid from the insurance subsidiaries that were used for AGL share repurchases, and a shift of assets to AssuredIM funds and other alternative investments, and (2) lower average balances in the portfolio of securities purchased for loss mitigation purposes, which typically earn a higher yield than the externally managed portfolio of fixed maturities.

Investments in AssuredIM funds are recorded at fair value in the Insurance segment income statement in the line item "equity in net earnings of investees" (see below). The Company has allocated approximately $600 million to alternative investments. This includes $500 million for AssuredIM funds, of which over $350 million has been deployed through September 30, 2020. To the extent additional assets are shifted to AssuredIM funds and other alternative investments, the presentation of the corresponding income in the statement of operations may also shift from net investment income to equity in net earnings of investees.

These decreases were partially offset by the following:

•Equity in earnings of investees, which includes AssuredIM funds and other alternative investments, was $20 million in third quarter 2020 compared with $1 million in third quarter 2019. Third quarter 2020 equity in net earnings of investees represents the results of investments in AssuredIM funds, which generated fair value gains of $13 million in third quarter 2020, and other alternative investments, which generated a gain of $7 million.

•The effective tax rate was (8.6)% in third quarter 2020 compared with 15.2% in third quarter 2019. The tax benefit in third quarter 2020 was primarily due to a $17 million release of reserves for uncertain tax positions. The effective tax rate fluctuates from period to period based on the proportion of income in different tax jurisdictions.

Economic Loss Development

Third quarter 2020 economic loss development of $70 million consisted primarily of $60 million from public finance exposures, which were mainly attributable to certain Puerto Rico exposures. The economic development attributable to changes in discount rates was a benefit of $2 million in third quarter 2020.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid/(Recovered) as of June 30, 2020	Economic Loss/ (Benefit) Development	Losses (Paid)/ Recovered	Net Expected Loss to be Paid/(Recovered) as of September 30, 2020

Public finance	$572	$60	$(336)	$296
U.S. RMBS	128	1	8	137
Other structured finance	35	9	(6)	38
Total	$735	$70	$(334)	$471
________________________________________________
(1)    Economic loss/(benefit) development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts, net of reinsurance. Economic loss/(benefit) development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under accounting principles generally accepted in the United States of America (GAAP).

New Business Production

GWP relates to both financial guaranty insurance and specialty insurance and reinsurance contracts. Financial guaranty GWP includes: (1) amounts collected upfront on new business written, (2) the present value of future contractual or expected premiums on new business written (discounted at risk free rates), and (3) the effects of changes in the estimated lives of transactions in the inforce book of business. Specialty insurance and reinsurance GWP is recorded as premiums are due. Credit derivatives are accounted for at fair value and therefore are not included in GWP.

The non-GAAP measure, PVP, on the other hand, includes upfront premiums and the present value of expected future installments on new business at the time of issuance, discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, for all contracts whether in insurance or credit derivative form. See “Explanation of Non-GAAP Financial Measures” at the end of this press release.

New Business Production
(in millions)

	Quarter Ended September 30,
	2020			2019
	GWP	PVP (1)	Gross Par Written (1)	GWP	PVP (1)	Gross Par Written (1)

Public finance - U.S.	$93	$93	$6,932	$46	$46	$4,212
Public finance - non-U.S.	28	24	500	20	16	237
Structured finance - U.S.	1	—	—	2	25	438
Structured finance - non-U.S.	(1)	—	—	1	2	22
Total (2)	$121	$117	$7,432	$69	$89	$4,909
________________________________________________
(1)    PVP and Gross Par Written in the table above are based on "close date," when the transaction settles. Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release. The discount rate used for PVP as of September 30, 2020 is 3%. The prior period has been recast to present PVP discounted at 3% instead of 6%.
(2)    While PVP includes the present value of only the premiums the Company estimates it will receive over the expected term of the transaction, under GAAP the Company is required, for certain transactions, to include contractual premiums through the date of legal maturity in GWP.

U.S. public finance GWP and PVP, including transactions guaranteed in both the primary and secondary markets, doubled compared with third quarter 2019. The Company guaranteed approximately 63% of insured U.S. public finance new issuance par in third quarter 2020, compared to 53% in third quarter 2019. The Company's new issue market penetration, based on par, was 5.2% in third quarter 2020, compared to 3.0% in third quarter 2019. The average rating of all U.S. public finance par written in third quarter 2020 was BBB+.

Outside the U.S., public finance GWP increased 40% and PVP increased 50% in third quarter 2020, compared with third quarter 2019. In third quarter 2020, the Company's new French subsidiary, Assured Guaranty (Europe) SA, wrote a guaranty of a solar bond transaction in Spain, and the Company's U.K. subsidiary wrote a guaranty of a U.K. university student housing transaction. The Company has consistently written new non-U.S. public finance business every quarter since the end of 2015.

Business activity in the international infrastructure and structured finance sectors typically has long lead times and therefore may vary from period to period.

Asset Management Segment

The Asset Management segment, which consists of Assured Investment Management LLC (AssuredIM, formerly known as BlueMountain Capital Management, LLC), and its associated entities, provides asset management services to outside investors as well as to the Insurance segment.

Asset Management Results
(in millions)

Quarter Ended
September 30,
2020
Revenues
Management fees:
Collateralized loan obligations (CLOs)	$5
Opportunity funds and liquid strategies	2
Wind-down funds	5
Total management fees (1)	12
Other income	2
Total revenues	14

Expenses
Amortization of intangible assets	3
Employee compensation and benefit expenses	19
Other operating expenses	7
Total expenses	29
Adjusted operating income (loss) before income taxes	(15)
Provision (benefit) for income taxes	(3)
Adjusted operating income (loss)	$(12)
________________________________________________
(1)    The Asset Management segment presents reimbursable fund expenses netted in other operating expenses, whereas on the condensed consolidated statement of operations such reimbursable expenses are shown gross, as components of asset management fees and other operating expenses.

Asset Management adjusted operating loss was $12 million for third quarter 2020, including $3 million in pretax amortization of intangible assets, which primarily consist of investment management and CLO contracts.

Management fees from CLOs shown in the table above are the net management fees that AssuredIM retains after rebating the portion of these fees that pertains to the CLO equity that is held directly by AssuredIM funds. Gross management fees from CLOs, before rebates to AssuredIM funds, were $8 million for third quarter 2020. The COVID-19 pandemic and resulting volatility and downgrades in loan markets have triggered over-collateralization provisions in CLOs, resulting in the deferral of $3 million of CLO management fees in third quarter 2020, as well as slowed the issuance of CLOs.

Management fees from opportunity funds and liquid strategies are mainly attributable to established funds, and also include fees from three funds created since the Company acquired BlueMountain Capital Management, LLC and its associated entities, as well as from an Investment Management Agreement (IMA) with the Company's insurance subsidiaries.

The Insurance segment has invested in four AssuredIM funds: a CLO fund, an opportunity fund focused on healthcare, an opportunity fund focused on asset-backed strategies, and a liquid strategy fund focused on municipal securities.

Distributions to investors from the wind-down funds are expected to continue, at least into 2021.

Roll Forward of
Assets Under Management
(in millions)

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
Assets Under Management (AUM), June 30, 2020	$13,212	$973	$371	$2,460	$17,016

Inflows	168	—	—	—	168
Outflows:
Redemptions	—	—	—	—	—
Distributions	(45)	(27)	—	(228)	(300)
Total outflows	(45)	(27)	—	(228)	(300)
Net flows	123	(27)	—	(228)	(132)
Change in fund value	76	38	7	21	142
AUM, September 30, 2020	$13,411	$984	$378	$2,253	$17,026

Components of
Assets Under Management (1)
(in millions)

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total

As of September 30, 2020:
Funded AUM	$13,350	$879	$378	$2,231	$16,838
Unfunded AUM	61	105	—	22	188

Fee Earning AUM	$8,001	$805	$378	$2,093	$11,277
Non-Fee Earning AUM	5,410	179	—	160	5,749

Intercompany AUM
Funded AUM (2)	$331	$207	$357	$—	$895
Unfunded AUM	50	56	—	—	106

As of June 30, 2020:
Funded AUM	$13,142	$868	$371	$2,438	$16,819
Unfunded AUM	70	105	—	22	197

Fee Earning AUM	$6,513	$804	$371	$2,258	$9,946
Non-Fee Earning AUM	6,699	169	—	202	7,070

Intercompany AUM
Funded AUM	$165	$200	$351	$—	$716
Unfunded AUM	56	56	—	—	112
_______________________________________________
(1)    Please see “Definitions” at the end of this press release.
(2) Includes assets managed by AssuredIM under an IMA with its insurance affiliates of $265 million in CLO strategies and $255 million in liquid municipal strategies as of September 30, 2020.

Total inflows of $168 million in third quarter 2020 consist primarily of assets managed for the Insurance segment under an IMA. Total outflows for third quarter 2020 were mainly driven by the return of capital from wind-down funds, which include certain funds that are in their harvest period.

Corporate Division

The Corporate division consists primarily of interest expense on the debt of Assured Guaranty US Holdings Inc. (AGUS) and Assured Guaranty Municipal Holdings Inc. (AGMH), as well as other operating expenses attributed to holding company activities such as Board of Directors' expenses, and administrative services performed by operating subsidiaries for the holding companies.

Corporate Results
(in millions)

	Quarter Ended
	September 30,
	2020	2019

Revenues
Net investment income	$—	$1
Other income (loss)	12	—
Total revenues	12	1

Expenses
Third-party interest expense	21	22
Intersegment interest expense	3	1
Employee compensation and benefit expenses	3	4
Other operating expenses	5	4
Total expenses	32	31
Equity in net earnings of investees	—	(1)
Adjusted operating income (loss) before income taxes	(20)	(31)
Provision (benefit) for income taxes	(2)	(3)
Adjusted operating income (loss)	$(18)	$(28)

Adjusted operating loss for the Corporate division for both periods consisted primarily of interest expense and operating expenses of the holding companies. In third quarter 2020, the Company recognized a $12 million benefit in connection with the separation of the former Chief Investment Officer and Head of Asset Management.

Other Items

Other items consist of intersegment eliminations, reclassifications of reimbursable fund expenses, and consolidation adjustments, including the effect of consolidating financial guaranty (FG) VIEs and certain AssuredIM investment vehicles.

The types of VIEs the Company consolidates when it is deemed to be the primary beneficiary include: (1) entities whose debt obligations the U.S insurance subsidiaries insure, and (2) investment vehicles such as collateralized financing entities and investment funds managed by the Asset Management subsidiaries, in which the U.S. insurance subsidiaries have a variable interest (consolidated investment vehicles). The Company eliminates the effects of intercompany transactions between consolidated VIEs and its insurance and asset management subsidiaries, as well as intercompany transactions between consolidated VIEs.

Generally, the consolidation of the Company's investment vehicles and FG VIEs has a significant gross-up effect on the Company's assets, liabilities and cash flows. The majority of the economic effect of the Company's interest in consolidated AssuredIM funds, as well as the premiums, investment income and losses associated with consolidated FG VIEs, are presented in the Insurance segment. The consolidation of investment vehicles have no net effect on the net income attributable to the Company. On a consolidated basis, the ownership interests of the consolidated AssuredIM funds to which it has no economic rights, are reflected as either redeemable or nonredeemable noncontrolling interests in the Company's consolidated financial statements.

Reconciliation to GAAP

Reconciliation of Net Income (Loss) Attributable to AGL to
Adjusted Operating Income (Loss)
(in millions, except per share amounts)

	Quarter Ended
	September 30,
	2020		2019
	Total	Per Diluted Share	Total	Per Diluted Share
Net income (loss) attributable to AGL	$86	$1.02	$69	$0.70
Less pre-tax adjustments:
Realized gains (losses) on investments	13	0.16	16	0.16
Non-credit-impairment unrealized fair value gains (losses) on credit derivatives	(3)	(0.03)	11	0.11
Fair value gains (losses) on committed capital securities (CCS)	(10)	(0.13)	(14)	(0.14)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	40	0.48	(20)	(0.20)
Total pre-tax adjustments	40	0.48	(7)	(0.07)
Less tax effect on pre-tax adjustments	(2)	(0.04)	(1)	(0.02)
Adjusted operating income (loss)	$48	$0.58	$77	$0.79

In third quarter 2020, unrealized fair value losses on credit derivatives were generated primarily as a result of the tightening of Assured Guaranty Corp. (AGC) spreads, partially offset by price improvements of the underlying collateral. In third quarter 2019, unrealized fair value gains were generated primarily as a result of price improvements on the underlying collateral of certain of the Company's public finance credit default swaps, partially offset by unrealized fair value losses related to certain structured finance credit default swap transactions and the effects of changes in discount rates. Except for credit impairment, the fair value adjustments on credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of that portfolio.

Fair value losses on CCS in third quarter 2020 and third quarter 2019 were caused primarily by the tightening of market spreads during the periods. Fair value of CCS is heavily affected by, and in part fluctuates with, changes in market spreads and interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Foreign exchange gains and losses in both periods primarily relate to remeasurement of premiums receivable and are mainly due to changes in the exchange rate of the euro and pound sterling relative to the U.S. dollar.

Common Share Repurchases

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2020 (January 1 - March 31)	$116.2	3.629	$32.03
2020 (April 1 - June 30)	163.8	5.956	27.49
2020 (July 1 - September 30)	40.3	1.857	21.72
Nine months ended September 30, 2020	320.3	11.442	27.99
2020 (October 1 - November 5)	45.5	1.727	26.36
Total 2020	$365.8	13.169	$27.78

From 2013 through November 5, 2020, the Company repurchased a total of 118.9 million common shares at an average price of $30.13, representing approximately 61% of the total shares outstanding when the repurchase program began in 2013. On November 2, 2020, the Board of Directors authorized the repurchase of an additional $250 million of common shares. As of November 5, 2020, the Company was authorized to purchase $332 million of its common shares. These repurchases can be made from time to time in the open market or in privately negotiated transactions.

The timing, form and amount of the share repurchases under the program are at the discretion of management and will depend on a variety of factors, including funds available at the parent company, other potential uses for such funds, market conditions, the Company's capital position, legal requirements and other factors, some of which factors may be impacted by the direct and indirect consequences of the course and duration of the COVID-19 pandemic and evolving governmental and private responses to the pandemic. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date.

Financial Statements

Condensed Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	September 30,
	2020	2019
Revenues
Net earned premiums	$107	$123
Net investment income	71	88
Asset management fees	17	—
Net realized investment gains (losses)	13	16
Net change in fair value of credit derivatives	(3)	5
Fair value gains (losses) on FG VIEs	—	4
Fair value gains (losses) on consolidated investment vehicles	18	—
Foreign exchange gain (loss) on remeasurement	40	(21)
Other income (loss)	5	(9)
Total revenues	268	206
Expenses
Loss and LAE	73	30
Interest expense	21	22
Amortization of DAC	4	3
Employee compensation and benefit expenses	57	38
Other operating expenses	41	27
Total expenses	196	120
Income (loss) before income taxes and equity in net earnings of investees	72	86
Equity in net earnings of investees	7	—
Income (loss) before income taxes	79	86
Provision (benefit) for income taxes	(10)	17
Net income (loss)	89	69
Less: Noncontrolling interests	3	—
Net income (loss) attributable to AGL	$86	$69

Results by Segment
(in millions)

	Three Months Ended September 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$113	$—	$—	$(2)	$111
Net investment income	75	—	—	(4)	71
Asset management fees	—	12	—	5	17
Fair value gains (losses) on FG VIEs	—	—	—	—	—
Fair value gains (losses) on consolidated investment vehicles	—	—	—	18	18
Other income (loss)	1	2	12	—	15
Total revenues	189	14	12	17	232

Expenses
Loss expense	76	—	—	1	77
Interest expense	—	—	24	(3)	21
Amortization of DAC and intangible assets	4	3	—	—	7
Employee compensation and benefit expenses	35	19	3	—	57
Other operating expenses	19	7	5	7	38
Total expenses	134	29	32	5	200
Equity in net earnings of investees	20	—	—	(13)	7
Adjusted operating income (loss) before income taxes	75	(15)	(20)	(1)	39
Provision (benefit) for income taxes	(6)	(3)	(2)	(1)	(12)
Noncontrolling interests	—	—	—	3	3
Adjusted operating income (loss)	$81	$(12)	$(18)	$(3)	$48

Results by Segment (continued)
(in millions)

	Three Months Ended September 30, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$129	$—	$—	$(2)	$127
Net investment income	89	—	1	(2)	88
Fair value gains (losses) on FG VIEs	—	—	—	4	4
Other income (loss)	4	—	—	—	4
Total revenues	222	—	1	—	223

Expenses
Loss expense	37	—	—	3	40
Interest expense	—	—	23	(1)	22
Amortization of DAC and intangible assets	3	—	—	—	3
Employee compensation and benefit expenses	34	—	4	—	38
Other operating expenses	23	—	4	—	27
Total expenses	97	—	31	2	130
Equity in net earnings of investees	1	—	(1)	—	—
Adjusted operating income (loss) before income taxes	126	—	(31)	(2)	93
Provision (benefit) for income taxes	19	—	(3)	—	16
Noncontrolling interests	—	—	—	—	—
Adjusted operating income (loss)	$107	$—	$(28)	$(2)	$77

Condensed Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	September 30, 2020	December 31, 2019
Assets
Investment portfolio:
Fixed-maturity securities available-for-sale, at fair value	$8,556	$8,854
Short-term investments, at fair value	858	1,268
Other invested assets	113	118
Total investment portfolio	9,527	10,240
Cash	223	169
Premiums receivable, net of commissions payable	1,321	1,286
DAC	118	111
Salvage and subrogation recoverable	961	747
FG VIEs' assets, at fair value	314	442
Assets of consolidated investment vehicles	1,539	572
Goodwill and other intangible assets	206	216
Other assets	486	543
Total assets	$14,695	$14,326
Liabilities and shareholders' equity
Unearned premium reserve	$3,762	$3,736
Loss and LAE reserve	982	1,050
Long-term debt	1,223	1,235
Credit derivative liabilities, at fair value	162	191
FG VIEs' liabilities with recourse, at fair value	336	367
FG VIEs' liabilities without recourse, at fair value	19	102
Liabilities of consolidated investment vehicles	1,092	482
Other liabilities	502	511
Total liabilities	8,078	7,674

Redeemable noncontrolling interests in consolidated investment vehicles	21	7

Common stock	1	1
Retained earnings	6,143	6,295
Accumulated other comprehensive income	404	342
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	6,549	6,639
Nonredeemable noncontrolling interests	47	6
Total shareholders' equity	6,596	6,645
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$14,695	$14,326

Explanation of Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

The Company also provides the effect of VIE consolidation that is embedded in each non-GAAP financial measure, as applicable, which the Company believes may also be useful to investors, analysts and financial news media to evaluate Assured Guaranty’s financial results. GAAP requires the Company to consolidate certain FG VIEs and investment vehicles. The Company does not own the consolidated FG VIEs and its exposure is limited to its obligation under the financial guaranty insurance contract. The Insurance segment presents the economic effect of the financial guaranty contracts associated with the consolidated FG VIEs. The Company does own a substantial ownership interest in its consolidated investment vehicles, which is reflected in the Insurance segment.

Management and the Board of Directors use non-GAAP financial measures further adjusted to remove the effect of VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision making process and in its calculation of certain components of management compensation.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity, further adjusted to remove the effect of VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Management believes that many investors, analysts and financial news reporters also use adjusted book value, further adjusted to remove the effect of VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted operating income further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

In the first quarter of 2020, the Company changed the discount rate used in the calculation of PVP and net present value of estimated future net revenues, which is a component of adjusted book value. Beginning in 2020, the discount rate is the approximate average pre-tax fixed book yield of fixed-maturity securities purchased in the prior calendar year, excluding loss mitigation bonds. In prior periods the discount rate was a constant 6% discount rate. The Company made these changes and recast prior periods to better reflect the then current interest rate environment. The reconciliation tables of GAAP to non-GAAP financial measures for PVP and ABV indicate the new discount rate for each relevant period.

The following paragraphs and tables define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Adjusted Operating Income

Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value

Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.
4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Reconciliation of GAAP Shareholders' Equity attributable to AGL to
Adjusted Operating Shareholders' Equity and ABV (1)
(in millions, except per share amounts)

	As of
	September 30, 2020		December 31, 2019
	Total	Per Share	Total	Per Share

Shareholders' equity attributable to AGL	$6,549	$79.63	$6,639	$71.18
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(50)	(0.60)	(56)	(0.60)
Fair value gains (losses) on CCS	65	0.79	52	0.56
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	563	6.85	486	5.21
Less taxes	(99)	(1.21)	(89)	(0.95)
Adjusted operating shareholders' equity	6,070	73.80	6,246	66.96
Pre-tax adjustments:
Less: DAC	118	1.44	111	1.19
Plus: Net present value of estimated net future revenue	183	2.23	206	2.20
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,346	40.68	3,296	35.34
Plus taxes	(596)	(7.25)	(590)	(6.32)
ABV	$8,885	$108.02	$9,047	$96.99

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity	$1	$0.01	$7	$0.07
Gain (loss) related to VIE consolidation included in adjusted book value	(8)	$(0.11)	(4)	(0.05)

Shares outstanding at the end of the period	82.2		93.3
___________________
(1)    The discount rate used for net present value of estimated net future revenues as of September 30, 2020 is 3%. The prior period has been recast to present the net present value of net future revenues discounted at 3% instead of 6%.

Net Present Value of Estimated Net Future Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of the present value of estimated net future revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premium on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company's PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GWP to PVP (1)
(in millions)

	Quarter Ended
	September 30, 2020
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$93	$28	$1	$(1)	$121
Less: Installment GWP and other GAAP adjustments(2)	—	28	1	(1)	28
Upfront GWP	93	—	—	—	93
Plus: Installment premium PVP	—	24	—	—	24
PVP	$93	$24	$—	$—	$117

	Quarter Ended
	September 30, 2019
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$46	$20	$2	$1	$69
Less: Installment GWP and other GAAP adjustments(2)	—	20	2	(1)	21
Upfront GWP	46	—	—	2	48
Plus: Installment premium PVP	—	16	25	—	41
PVP	$46	$16	$25	$2	$89
________________________________________________
(1)    The discount rate used for PVP as of September 30, 2020 is 3%. The prior period has been recast to present PVP discounted at 3% instead of 6%.
(2)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

Definitions

The Company uses AUM as a metric to measure progress in its Asset Management segment. The Company uses measures of its AUM in its decision-making process and intends to use a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM's CLOs, including CLO equity that may be held by AssuredIM funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji). AssuredIM is not the investment manager of BM Fuji CLOs, but rather has entered into a services agreement and a secondary agreement with BM Fuji pursuant to which AssuredIM provides certain services associated with the management of BM Fuji-advised CLOs and acts in the capacity of service provider, and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.  The calculation also differs from the manner in which AssuredIM affiliates registered with the U.S. Securities and Exchange Commission (SEC) report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party assets under management” or “3rd Party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM's funds. For CLOs, this also includes CLO equity that may be held by AssuredIM's funds.

“Intercompany assets under management” or “Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners' investments of AssuredIM (or its affiliates) into the funds.

“Funded assets under management” or “Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded assets under management” or “Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.

“Fee earning assets under management” or “Fee Earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning assets under management” or “Non-Fee Earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company's wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, November 6, 2020. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through February 6, 2021. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10149475. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's September 30, 2020 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/agldata, for more information on the Company's financial guaranty portfolio, investment portfolio and other items. The Company is also posting on the same page of its website:

•“Public Finance Transactions in 3Q 2020,” which lists the U.S. public finance new issues insured by the Company in third quarter 2020, and

•“Structured Finance Transactions at September 30, 2020,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “September 30, 2020 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO), Bermuda-based holding company. Through its subsidiaries, Assured Guaranty provides credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets and also provides asset management services. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of ABV, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures; increased competition, including from new entrants into the financial guaranty industry; poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and VIEs as well as on the mark-to-market of assets Assured Guaranty manages; rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; the failure of Assured Guaranty to successfully integrate the business of BlueMountain Capital Management, LLC (BlueMountain) and its associated entities; the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain, do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes or pandemics; other risk factors identified in AGL’s filings with the SEC; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of November 5, 2020, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com